                                                                    EXHIBIT 23.1

                 [PricewaterhouseCoopers Letterhead and Logo]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We hereby consent to the use in this amendment No. 1 to the Registration Statement on Form F-1 of our report dated February 6, 2000, except to the subsequent events described in notes 12e and 12f which is as of May 25, 2000 and June 16, 2000, respectively, relating to the financial statements of Accord Networks Ltd., which appear in such Registration Statement.

        We also consent to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

                                              /s/  Kesselman & Kesselman
                                          ------------------------------------
                                                 Kesselman & Kesselman
                                          Certified Public Accountants (Israel)


Tel Aviv, Israel
June 16, 2000